UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2016

Exactus, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	27-1085858
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4870 Sadler Rd, Suite 300, Glen Allen, VA 23060
(Address of principal executive offices)

(804) 205-5036
(Issuer’s telephone number)

Spiral Energy Tech., Inc., 550 Sylvan Ave., Suite 101, Englewood Cliffs, NJ 07632 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03                      Material Modification of Rights of Security Holders

Effective March 22, 2016, we performed a reverse split of our common stock on a 1 for 29.5849 basis, pursuant to the prior approval by our board of directors and a majority of our shareholders.  On March 22, 2016, the effective date of the reverse split, we had approximately 121,978 shares of common stock issued and outstanding.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 24, 2016, we appointed the following new officers and member of our Board of Directors:

Phillip J. Young was appointed as our President, Chief Executive Officer, and Chairman of the Board.  He was previously appointed as a member of the Board on February 29, 2016.  Mr. Young was a Founder of Exactus BioSolutions, Inc., the company we acquired on February 29, 2016, and served as its Chairman, President and Chief Executive Officer. He has served as a Director and Executive Officer for public and private companies for the past 20 years where he has created significant shareholder value, built integrated commercial operations and directed successful M&A transactions. From October 2011 through December 2014, he served as President, Chief Executive Officer and Director for AmpliPhi Biosciences, a global biopharmaceutical company, where he completed a transformational restructuring, collaborations and financings. He was the President, CEO and Director of Osteologix, Inc. from April 2007 – March 2011, where he established corporate offices in Ireland after successfully completing a global divestiture of its lead program. Prior to joining Osteologix, Mr. Young served as an Executive Vice President and Chief Business Officer for Insmed Inc., a publicly traded biotechnology company where he directed all financing, commercial and corporate communications activities. Prior to Insmed Inc., Mr. Young held executive positions at Élan, Neurex, and Pharmacia Corporations. Mr. Young started his management career in the biopharmaceutical industry at Genentech Inc. where he was responsible for their cardiovascular and endocrine product launches sales and marketing.

Tim Ryan was appointed as our Executive Vice President.  He was previously appointed as a member of our Board of Directors on February 29, 2016. Mr. Ryan was a Founder and Executive Vice President of Exactus BioSolutions, Inc. He was the Founder, and for the past seven years, Managing Director, of The Shoreham Group, a Life Sciences Advisory and Investor Relations firm. In 2012, Mr. Ryan led the successful leveraged buy-out of Merrill Industries, a manufacturer and distributor of packaging products. He currently serves on its board of directors. For the five years preceding Shoreham’s formation in 2008, he was a Senior Vice President of the Trout Group, a Life Sciences Advisory and Investor Relations firm. Prior to that, he was the Chairman of the Board of Stracq, Inc., an acquisition vehicle where he led the successful buyout of a healthcare ingredient company, Stryka Botanics, from Chapter 11 bankruptcy. On Wall Street, he has been an Investment Banker and Head of Capital Markets where he managed both public offerings and private placements. He also ran a syndicate department and managed Institutional and Retail sales teams. Mr. Ryan was a Senior Vice President of Lehman Brothers and a Principal of the Hambrecht & Quist Group. He is a graduate of Boston College.

Kelley A. Wendt was appointed as our Chief Financial Officer and Treasurer.  From December 2011 through September 2014, Ms. Wendt served as the Chief Financial Officer and consultant for Ampliphi BioSciences, a global biopharmaceutical company. Prior to joining AmpliPhi, she served as the Chief Financial Officer for Osteologix, Inc. Prior to joining Osteologix, Ms. Wendt served as the Chief Financial Officer for Crop Life America, a global chemical industry trade organization, from 2006 to 2008. She is the former Controller for Sheltering Arms Hospitals, a rehabilitation hospital company with nine facilities across the Richmond, Virginia region. Her pre-executive experience consists of several regional and national public accounting firms, primarily in audit and consulting roles. Ms. Wendt received a B.S. in Business, Accounting, from Wright State University.

Krassen Dimitrov was appointed to serve as a member of our Board of Directors.  Dr. Dimitrov is the Founder and Managing Director of Digital Diagnostics, Pty. Ltd – a spinout startup company from the Australian Institute for Bioengineering and Nanotechnology (AIBN) where Dr. Dimitrov was a Group Leader from 2006 until 2012. Prior to AIBN, he was the Founder and CTO of NanoString Technologies (NASDAQ: NSTG) in Seattle (2003-2006), a company he founded to commercialize his invention of fluorescent nanobarcodes for single molecules.

Prior to NanoString, Dr. Dimitrov was the Director of the DNA Microarray Laboratory at the Institute for Systems Biology in Seattle (2000-2003), and played a significant role in the formation and early growth of the Institute.

During his research career Dr. Dimitrov has made many significant research discoveries. Most importantly he invented and pioneered the barcodes for single-molecule detection, which are currently marketed by NanoString Technologies. More recently Dr. Dimitrov invented and developed products for rapid and sensitive detection of proteolytic activities with handheld electronic devices. These products are currently in the process of clinical testing and commercialization by Exactus, Inc. (OTC: EXDI) and will find applications in detection of fibrinolysis and metastatic degradation of extracellular matrices.

Dr. Dimitrov holds a Ph.D. in Biochemistry from Baylor College of Medicine, and M.Sc. in Biotechnology from Sofia University.

Except as set forth below, our newly-appointed officers and director have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years:

1.	Mr. Young and Mr. Ryan are officers and directors of Exactus BioSolutions, Inc., which entered into the Share Exchange Agreement with us on February 29, 2016, as discuss above.

2.
 As former shareholders of Exactus BioSolutions, Inc., Mr. Young and Mr. Ryan received 8,500,000 shares and 1,950,000 shares, respectively, of our Series B-1 Preferred Stock under the terms of the Share Exchange Agreement.

3.
Mr. Young and Mr. Ryan were each issued 168,000 shares of our Series B-2 Preferred stock in the private offering closed February 29, 2016.  Each of them subscribed and paid for 100,000 shares at the offering price of $0.25 per share, and each of them forgave $17,000 in debt owed by Exactus BioSolutions, Inc. in exchange for an additional 68,000 shares each of Series B-2 Preferred Stock.

4.
Dr. Dimitrov is the Founder and Managing Director of Digital Diagnostics, Pty. Ltd. (“Digital”). Digital is a former shareholder of Exactus BioSolutions, Inc. and, as such, it received 4,000,000 shares of our Series B-1 Preferred Stock under the terms of the Share Exchange Agreement.

At this time, we do not have any written employment agreement or other formal compensation agreements with our executive officers and directors.  Compensation arrangements are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

Upon the effectiveness of the appointments set forth above, Elliot Maza resigned his positions as Chief Executive Officer, Chief Financial Officer, and a member of our board of directors. There was no known disagreement with Mr. Maza regarding our operations, policies or practices.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective March 22, 2016, we changed our corporate name to “Exactus, Inc.”  The name change was approved via a merger with our wholly-owned subsidiary, Exactus Acquisition Corp., pursuant to NRS 92A.180.  As part of the merger with our wholly owned subsidiary, our board authorized a change in the name of the company to “Exactus, Inc.”  A copy of the Articles of Merger describing the subsidiary merger and name change filed with the State of Nevada is attached hereto as Exhibit 3.1.

Item 8.01                      Other Events

As a result of the reverse split and name change describe above, our common stock has a new CUSIP number: 30066P102.  In addition, our trading symbol will be “SGYTD” for twenty business days beginning on March 22, 2016, after which it will be changed to “EXDI.”

Item 9.01                       Financial Statements and Exhibits

Exhibit No.	Description
3.1	Articles of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exactus, Inc.
Dated: March 28, 2016	/s/ Philip J. Young
Philip J. Young
CEO